UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Colorow Drive

Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2007, NPS Pharmaceuticals and Nycomed Danmark ApS, NPS’ partner for European commercialization of Preotact®, entered into a License Agreement which is intended to (i) expand the territory originally licensed to Nycomed under the Distribution and License Agreement entered into by the parties in April 2004, which we refer to as the “2004 License Agreement”, and (ii) amend certain rights and responsibilities of NPS and Nycomed, which were originally set forth in 2004 License Agreement. We refer to the new License Agreement in this report as the “Agreement.”

Under the Agreement, we grant to Nycomed the exclusive right to commercialize Preotact® in all non-U.S. territories, excluding Japan and Israel. The Agreement provides that upon regulatory approval of Preos in the U.S., Nycomed’s licensed rights in Canada and Mexico will revert back to NPS or its licensee for commercialization in the U.S. The Agreement contains milestone and royalty payment obligations which are identical to those under the 2004 License Agreement. Under the Agreement, Nycomed is only required to pay NPS royalties on product sales in the original territory under the 2004 License Agreement, which consists of all countries in the European Union, the Common Wealth of Independent States and Turkey. The Agreement provides for the assumption by Nycomed of (i) NPS’ manufacturing and supply obligations under the 2004 License Agreement for drug product and the pen injection device, and (ii) NPS’ patent prosecution and maintenance obligations under the 2004 License Agreement. The Agreement provides that Nycomed has until September 1, 2007 to notify NPS of its intent to assume all manufacturing and supply obligations for Preotact® in the territory. If Nycomed notifies NPS of its intent to assume such manufacturing and supply obligations by September 1, 2007, the license grant to Nycomed for the new territories under the Agreement will become permanent. If Nycomed fails to notify NPS of its intent to assume such manufacturing and supply obligations by September 1, 2007, the Agreement and the new license grants thereunder, with the exception of the license grant for Brazil, will terminate and the 2004 License Agreement will again become the operative license agreement between the parties. As part of the manufacturing transfer, Nycomed will pay NPS $11 million for a significant portion of the existing bulk drug supply. The Agreement contains other representations, warranties, covenants and indemnification obligations which are substantially similar to those in the 2004 License Agreement and customary for a transaction of this nature.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the License Agreement and the exhibits thereto, which will be attached to our periodic reports we file with the SEC.

Item 8.01	Other Events.

On July 9, 2007, NPS Pharmaceuticals issued the press release attached to this report as Exhibit 99.1, the contents of which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by NPS Pharmaceuticals, Inc. on July 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ VAL R. ANTCZAK
Val R. Antczak, Senior Vice President, Legal Affairs, General Counsel and Secretary